UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2023

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2023, iCAD, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among (i) the Company, Xoft Solutions, LLC, a Delaware limited liability company, and Xoft, Inc., a Delaware corporation, each a wholly owned subsidiary of the Company (collectively with the Company, the “Sellers” and each, a “Seller”), and (ii) Elekta Inc., a Georgia corporation, and Nucletron Operations B.V., a company organized under the laws of the Netherlands (together, “Buyers” and each a “Buyer”), pursuant to which the Company agreed to transfer to the Buyers substantially all of the assets and liabilities primarily related to the Company’s Xoft business lines (the “Business”), including with respect to employees, contracts, intellectual property and inventory, for a cash payment of approximately $5.76 million dollars from the Buyers to the Company payable no later than November 6, 2023, and the assumption of all liabilities relating to the Business (the “Transaction”). This payment is guaranteed by Elekta AB, a company organized under the laws of Sweden, the ultimate parent company of the Buyers.

The closing of the Transaction occurred simultaneously with the execution of the Purchase Agreement.

In connection with the Transaction, the parties entered into a transition services agreement pursuant to which the Company will provide certain migration and transition services to facilitate an orderly transition of the operation of the Business to the Buyers during the 5-month period following consummation of the Transaction, extendable at the option of the parties.

The Purchase Agreement contains certain representations, warranties, covenants and indemnification provisions, including for breaches of covenants and for losses resulting from the Company’s liabilities specifically excluded from the Transaction.

The Company has agreed that, for the period commencing on the date of closing of the Transaction until the three-year anniversary thereof, neither the Company nor any of its affiliates will, directly or indirectly, compete with the Business, subject to certain limitations. The Company has also agreed that, for a period of three years following the closing of the Transaction, neither the Company nor any of its affiliates will, directly or indirectly, solicit to employ or employ any employee transferred to the Buyers as part of the Transaction.

The above description of the Purchase Agreement and the Transaction is a summary only and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Transaction and is not intended to modify or supplement any factual information about the Sellers and Buyers. The terms of the Purchase Agreement govern the contractual rights and relationships, and allocate risks, among the Sellers and Buyers in relation to the transactions contemplated by the Purchase Agreement. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Sellers and Buyers rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures regarding the Purchase Agreement and the Transaction set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition.

Estimated Revenues for the Quarter Ended September 30, 2023

The Company currently expects to report revenue for the three months ended September 30, 2023 of between $5.4 million and $5.6 million. In addition, the Company expects total operating expenses for such period of between $5.5 million and $5.7 million. These expected results are not final and it is possible they will change upon filing of Form 10-Q on or before November 14, 2023. These preliminary unaudited financial results are based solely on management’s estimates reflecting currently available preliminary information and remain subject to the Company’s consideration of subsequent events, particularly relating to material estimates and assumptions used in preparing the unaudited financial information for the three months ended September 30, 2023. BDO USA, LLP, the Company’s independent registered public accounting firm, has not audited or reviewed, and does not express an opinion with respect to, this financial information. The above estimates relating to expected revenues and total operating expenses do not include additional information that will appear in the unaudited consolidated financial results for the three and nine months ended September 30, 2023. The final unaudited consolidated financial results as of and for the three and nine months ended September 30, 2023 may materially differ from the estimates set forth above. In addition, the foregoing estimates constitute forward-looking statements and are subject to risks and uncertainties, including those described under “Risk Factors” and “Special Note Regarding Forward Looking Statements” in the Company’s filings and reports made with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On October 23, 2023, the Company issued a press release announcing the Transaction. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

The disclosures regarding Estimated Revenues and Estimated Operating Expenses for the Quarter Ended September 30, 2023 set forth in Item 2.02 above are incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information, comprised of an unaudited pro forma condensed combined balance sheet as of June 30, 2023 and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the years ended December 31, 2022, 2021 and 2020, and the related notes, are filed as Exhibit 99.2 to this Current Report on Form 8-K. The pro forma impact is presented on the pro forma consolidated balance sheet as of June 30, 2023 as if the Transaction occurred on that date, and the pro forma condensed consolidated statement of operations for the six months ended June 30, 2023 is presented as if the transaction occurred at the beginning of calendar year 2020. In addition, the pro forma condensed consolidated statement of operations for each of the years ended December 31, 2022, 2021 and 2020, respectively, is presented as if the transaction occurred at the beginning of each respective calendar year. The unaudited pro forma  condensed consolidated financial information is presented for informational purposes only and does not purport to represent what the Company’s consolidated results of operations or financial position would have been had the Transaction occurred on the dates indicated or to project the Company’s consolidated financial position as of any future date or the Company’s consolidated results of operations for any future period.

(d) Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated October 22, 2023 by and among iCAD, Inc. Xoft Solutions, LLC, Xoft, Inc., Elekta Inc. and Nucletron Operations B.V.
99.1	Press Release dated October 23, 2023
99.2	iCAD, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S- K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.

By:	/s/ Dana Brown
Dana Brown Chief Executive Officer and President

Date: October 23, 2023